UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2016 (April 28, 2016)
Date of Report (Date of earliest event reported)

HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

HCP, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2016.  At the Annual Meeting, there were present, in person or by proxy, 418,962,149 shares of the Company’s common stock, which represented approximately 89.76% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2016.

Proposal 1.  All of the nominees listed below were elected to the Board of Directors of the Company, and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

	For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

Brian G. Cartwright	354,639,321	9,006,648	553,036	54,763,144	97.52%
Christine N. Garvey	350,620,949	13,133,405	444,651	54,763,144	96.39%
David B. Henry	356,280,936	7,456,336	461,733	54,763,144	97.95%
James P. Hoffmann	356,438,025	7,205,287	555,693	54,763,144	98.02%
Lauralee E. Martin	345,351,594	18,401,898	445,513	54,763,144	94.94%
Michael D. McKee	349,442,350	14,310,633	446,022	54,763,144	96.07%
Peter L. Rhein	350,063,650	13,567,124	568,231	54,763,144	96.27%
Joseph P. Sullivan	355,798,062	7,937,660	463,283	54,763,144	97.82%

Proposal 2.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

409,126,863	8,997,209	838,077	N/A	97.85%

Proposal 3.  The advisory vote to approve executive compensation was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

347,993,326	13,921,158	2,284,521	54,763,144	96.15%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2016

HCP, Inc.

By:	/s/ Timothy M. Schoen

Timothy M. Schoen
Executive Vice President and
Chief Financial Officer